Exhibit 99.1
Earnings News
Investor Relations Department Phone: 1-866-317-4677 www.arotech.com

FOR IMMEDIATE RELEASE

AROTECH CORPORATION REPORTS RESULTS FOR THE FIRST QUARTER, 2006

- Backlog Now Stands at $39 Million -

Ann Arbor, Michigan, May 15, 2006 - Arotech Corporation (NasdaqNM: ARTX), a provider of quality defense and security products for the military, law enforcement and security markets, today reported results for the quarter ending March 31, 2006.

First Quarter Results

Revenues for the first quarter were $8.9 million, compared to $10.4 million for the corresponding period in 2005.

Gross Profit for the quarter was $2.3 million or 25.2% of revenues, compared to $4.0 million or 38.6% of revenues for the corresponding period in 2005. The decline in gross margins was attributable to decreased revenues in the Armor and Battery and Power Systems Divisions, as well as a change in the mix of products and customers in 2006 in comparison to 2005 and substantial expenses incurred in respect of production of a new product in the Armor Division.

The Operating Loss for the quarter was $2.8 million compared to a loss of $1.7 million for the corresponding period in 2005. The Company recorded a net loss of $4.2 million or ($0.05) per share for the quarter, before a deemed dividend, compared to a loss of $2.5 million or ($0.03) per share for the first quarter of 2005.

“We are disappointed with our results for the quarter,” said Robert S. Ehrlich, Chairman and CEO of Arotech Corporation. “In addition to the expected seasonal pattern of a weaker first quarter, we needed to defer the billing of a substantial Armor order to the second quarter, which negatively impacted our results.”

“We remain confident, however, in our ability to achieve better results for the remainder of the year, which will be primarily reflected in a stronger second half. We recently received several substantial orders contributing to our current funded backlog of close to $40 million. Our Simulation Division continues to perform well and experience strong demand, which we anticipate will carry on throughout the year.

“After the close of the quarter, we announced a strategic breakthrough for our Armor Division with the receipt of $22 million in orders from the Israel Defense Force for “David” combat armored vehicles. The David is an ultra-light armored personnel carrier for combat missions designed for the urban low intensity conflict. We believe the David can be appropriate to many urban warfare situations, and we are planning on presentations of the David to other

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militaries facing similar urban warfare situations. With the receipt of these orders, we anticipate an improvement in the Armor division’s performance in the coming quarters.

“During the first quarter, we continued to progress with our restructuring and consolidation program, resulting in a decrease in operating expenses. We remain focused on achieving sustainable profitable growth through existing operations and believe that the steps we have taken to monitor our costs, together with our funded backlog, will enable us to enhance market share and show overall growth in revenues and improvement in operating results going forward,” concluded Ehrlich.

Cash Position at March 31, 2006

Cash-on-hand and cash equivalents, restricted collateral deposits and other restricted cash at the end of the quarter stood at $5.3 million in cash, $6.9 million in restricted collateral securities and restricted held-to-maturity securities due within one year and $525,000 in long term restricted deposits, as compared with $6.2 million in cash, $3.9 million in restricted collateral securities and restricted held-to-maturity securities due within one year and $779,000 million in long-term restricted securities and deposits at the end of 2005.

Backlog

The Company’s backlog stood at $38.8 million at the end of the quarter and at $38.7 million at the end of April, 2006.

Stockholders’ Equity

Stockholders’ equity at the end of the quarter was approximately $47.6 million.

Nasdaq Update

Arotech is still awaiting a decision in respect of the April 27, 2006 Nasdaq Listing Qualifications Panel review of the Nasdaq Staff Determination regarding the proposed delisting of Arotech’s stock from the Nasdaq National Market. Arotech will update the public promptly upon its receipt of a decision.

Conference Call

Arotech Corporation will hold a conference call to discuss its first quarter 2006 results, today, May 15, 2006, at 5:00 p.m. ET. Those wishing to take part in the conference call should call U.S. (800) 474-8920 or International 1 (719) 457-2727 a few minutes before the 5:00 p.m. ET start time. In addition, a replay option will be available Monday, May 15, 2006 at 8:00 p.m. ET until Wednesday, May 17, 2006 at 11:59 p.m. ET. The replay telephone number is U.S. (888) 203-1112 or International 1 (719) 457-0820. The replay passcode is: 6502914.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Armor, Simulation and Training and Battery and Power Systems.

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Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Alabama, Colorado, Michigan, California and Israel.

COMPANY CONTACT:

Kim Kelly, VP Corporate Communications, 1-866-317-4677, kim@arotech.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including the results of our restructuring program. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: the ineffectiveness of Arotech’s internal control over financial reporting and disclosure controls and procedures; product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; Arotech’s ability to remain listed on the Nasdaq Stock Market in accordance with the Nasdaq’s $1.00 minimum bid price and other continued listing standards; dilution resulting from issuances of Arotech’s common stock upon conversion or payment of its outstanding convertible debt, which would be increasingly dilutive if and to the extent that the market price of Arotech’s stock decreases; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

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AROTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended March 31,
	2006	2005
Revenues	$8,896,412	$10,387,445
Cost of revenues	6,452,752	6,371,874
Gross profit	2,243,660	4,015,571
Research and development	304,612	414,678
Selling and marketing expenses	899,268	1,158,820
General and administrative expenses	3,102,536	3,356,412
Amortization of intangible assets	510,692	823,088
Impairment of intangible assets	204,059	-
Total operating costs and expenses	5,021,167	5,752,998
Operating loss	(2,777,507)	(1,737,427)
Other income	17,506	-
Financial expenses, net	(1,461,136)	(468,855)
Loss before minority interest in loss (earnings) of subsidiaries, earnings from affiliated company and tax expenses	(4,221,137)	(2,206,282)
Income taxes	(39,972)	(217,264)
Earnings from affiliated company	38,472	-
Minorities interest in loss (earnings) of subsidiaries	9,189	(32,954)
Net loss	(4,213,448)	(2,456,500)
Deemed dividend to certain stockholders	(317,207)	-
Net loss attributable to common stockholders	$(4,530,655)	$(2,456,500)
Basic and diluted net loss per share from continuing operations	$(0.05)	$(0.03)
Basic and diluted net loss per share	$(0.05)	$(0.03)
Weighted average number of shares used in computing basic net loss per share	90,722,273	80,102,089